UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2018

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

41 Farnsworth Street, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 443-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

(1)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 26, 2018, General Electric Company (“GE” or the “Company”) announced that its board of directors will nominate 12 directors for election at the 2018 Annual Meeting of Shareowners to be held on April 25, 2018.

The slate will include three new director candidates: H. Lawrence Culp, Jr., Thomas W. Horton and Leslie F. Seidman. In addition, current directors John L. Flannery, Sébastien M. Bazin, W. Geoffrey Beattie, John J. Brennan, Francisco D’Souza, Edward P. Garden, Risa Lavizzo-Mourey, James J. Mulva and James S. Tisch will be renominated for the board. Current directors Marijn E. Dekkers, Peter B. Henry, Susan J. Hockfield, Andrea Jung, Rochelle B. Lazarus, Steven M. Mollenkopf, James E. Rohr and Mary L. Schapiro will not stand for re-election.

John J. Brennan will not stand for re-election at the 2019 Annual Meeting of Shareowners.

A copy of the press release announcing the board of directors slate is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release entitled, “GE Announces 2018 Board of Directors Slate; Includes Three New Directors,” dated February 26, 2018

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: February 27, 2018	/s/ Christoph A. Pereira
Christoph A. Pereira
Vice President, Chief Corporate, Securities
and Finance Counsel

(3)

Exhibit Index

Exhibit No.	Description
99.1	Press release entitled, “GE Announces 2018 Board of Directors Slate; Includes Three New Directors,” dated February 26, 2018

(4)